Exhibit 5.1

McLaughlin & Stern, llp

260 Madison Avenue
New York, New York 10016
steven w. schuster	(212) 448–1100	Millbrook Office
Partner	Fax (212) 448–0066	Franklin Avenue
Direct Phone: (212) 448-6216		P.O. Box 1369
Direct Fax: 1(800) 203-1556		Millbrook, New York 12545
E–Mail: sschuster@mclaughlinstern.com		(845) 677–5700
Fax (845) 677–0097

September 14, 2009

China Marine Food Group Limited
Da Bao Industrial Zone, Shishi City
Fujian, China
362700

Ladies and Gentlemen:

We are furnishing this opinion in connection with the Registration Statement on Form S-3 (the “Registration Statement”) of China Marine Food Group Limited (the “Company”), a Nevada corporation, to be filed on or about the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

We have reviewed the Registration Statement, including the prospectus (the “Prospectus”) that is a part of the Registration Statement.  The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”).  The Prospectus, as supplemented by various Prospectus Supplements, will provide for the issuance and sale by the Company of up to $40,000,000 aggregate offering price of (i) shares of common stock, $0.001 par value (the “Common Stock”), (ii) shares of preferred stock, $0.001 par value (the “Preferred Stock”), (iii) depositary shares representing fractional shares of Preferred Stock (the “Depositary Shares”), as evidenced by depositary receipts (the “Receipts”), (iv) warrants to purchase Common Stock, Preferred Stock or Depositary Shares (collectively, the “Warrants”), (v)  rights to purchase Common Stock, Preferred Stock or other Securities (the “Rights”) and (vi) units comprised of one or more shares of Common Stock, shares of Preferred Stock, Depositary Shares and Warrants, in any combination (collectively, the “Units”).  The Common Stock, the Preferred Stock, the Depositary Shares, the Warrants, the Rights and the Units are collectively referred to herein as the “Securities.”  The Registration Statement provides that shares of Preferred Stock may be convertible into shares of Common Stock

The Depositary Shares may be issued under one or more deposit agreements (each a “Deposit Agreement”) by and between the Company and a financial institution identified therein as depositary (the “Depositary”). The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) by and between the Company and a financial institution identified therein as warrant agent (each, a “Warrant Agent”).  The rights may be issued under one or more rights agreements (each, a “Warrant Agreement”). The Units may be issued under one or more unit agreements (each, a “Unit Agreement”) by and between the Company and a unit agent selected by the Company (the “Unit Agent”).

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents when reviewed by us will be true and correct, (ii) all signatures on all documents examined by us are genuine and provided by natural persons with legal capacity and authority execute such documents, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, (v) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby, (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement, (vii) the Warrant Agreement relating to the Warrants, the Rights Agreement relating to the Rights and the Unit Agreement relating to the Units will each be duly authorized, executed and delivered by the parties thereto,  (viii) each person signing the Warrant Agreement, Rights Agreement and Unit Agreement, as applicable, will have the legal capacity and authority to do so, (ix) at the time of any offering or sale of any shares of Common Stock and/or Preferred Stock, that the Company shall have such number of shares of Common Stock and/or Preferred Stock, as set forth in such offering or sale, authorized or created and available for issuance, (x) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and (xi) any Securities issuable upon conversion, exchange or exercise of any Preferred Stock, Rights or Units being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Articles of Incorporation, as amended to the date hereof, and the Bylaws of the Company, as amended, (ii) the Registration Statement, (iii) resolutions of the board of directors of the Company and (iv) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law, as we considered appropriate.

Following effectiveness of the Registration Statement, the Prospectus as supplemented by various Prospectus Supplements will provide for the issuance and sale by the Company of the Securities, which are to be offered on a delayed or continuous basis pursuant to the Securities Act.

We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with certain proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities.

We are attorneys admitted to practice in the State of New York.  The opinions expressed below are limited to the laws of the Sate of New York and the federal laws of the United States. The Company is a corporation organized under the laws of the State of Nevada and for the purposes of this opinion, we have assumed that the laws of Nevada are identical to the laws of the State of New York.  We are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

Based upon the foregoing, we are of the opinion that:

1. The Company has the authority pursuant to its Articles of Incorporation, as amended to date (the “Certificate”), to issue up to 100,000,000 shares of Common Stock.  Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2. The Company has the authority pursuant to its Certificate to issue up to 1,000,000 shares of Preferred Stock.  When a series of Preferred Stock has been duly established in accordance with the terms of the Certificate and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3. When (i) the Company and the Depositary duly execute and deliver a Deposit Agreement and the specific terms of the Depositary Shares have been duly established in accordance with the terms of such Deposit Agreement, and (ii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and assuming that (a) the Deposit Agreement and all amendments thereto and the particular Depositary Shares are duly approved by the Board of Directors of the Company as required by applicable law, (b) the terms of the Depositary Shares are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (c) the terms of the Depositary Shares are not such as to violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (d) the Depositary Shares comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, (e) the shares of Preferred Stock relating to such Depositary Shares have been duly and properly authorized for issuance and are fully paid and nonassessable as contemplated in paragraph 2 above, and (f) the Receipts evidencing such Depositary Shares are duly issued against the deposit of such Preferred Stock and sold as contemplated in the Registration Statement, the Prospectus and any Prospectus Supplement related thereto, and in accordance with the Deposit Agreement, such Receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

4. When (i) the Company and the Warrant Agent duly execute and deliver a Warrant Agreement and the specific terms of a particular Warrant have been duly established in accordance with the terms of such Warrant Agreement, and such Warrants have been duly authenticated by the Warrant Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Warrant Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (ii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and assuming that (a) the Warrant Agreement and all amendments thereto and the particular Warrants are duly approved by the Board of Directors of the Company as required by applicable law, (b) the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (c) the Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (d) the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, (e) the shares of Common Stock or Preferred Stock or Depositary Shares, as the case may be, issuable upon exercise of the Warrants have been duly and properly authorized for issuance as contemplated in paragraph 1, 2 or 3 above, respectively, and (f) the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. When (a) the terms of any Rights and of their issuance and sale have been duly established in conformity with the applicable Rights Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, and (b) the Rights have been duly executed and authenticated in accordance with the applicable Rights Agreement and issued and sold as contemplated in the Registration Statement, the Rights will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

6. When (i) the Company and the Unit Agent duly execute and deliver a Unit Agreement and the specific terms of a particular Unit have been duly established in accordance with the terms of such Unit Agreement, and such Units have been duly authenticated by the Unit Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Unit Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (ii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and assuming that (a) the Unit Agreement and all amendments thereto and the particular Units are duly approved by the Board of Directors of the Company as required by applicable law, (b) the terms of the Units as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (c) the Units as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (d) the Units as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, (e) the other Securities that are a component of such Units have been duly and properly authorized for issuance, and (f) the Units are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The foregoing opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) general principles of equity (whether considered in a proceeding in equity or at law); and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy.

We assume for purposes of this opinion that the Company is and will remain duly organized, validly existing and in good standing under Nevada law.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included therein.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Mclaughlin & Stern LLP

McLaughlin & Stern LLP